UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 2025

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2025, Moleculin Biotech, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) for the sale by the Company of 1,150,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and pre-funded warrants to purchase 2,121,029 shares of common stock (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”). In a concurrent private placement (the “Private Placement”), the Company also sold to the Investor unregistered warrants to purchase up to an aggregate of 6,542,058 shares of common stock (the “Common Warrants”). The combined purchase price of one share of common stock (or pre-funded warrant in lieu thereof) and accompanying Common Warrants was $1.07. The closing of the Offering and Private Placement occurred on February 26, 2025 (the “Closing Date”).

Subject to certain ownership limitations, each of the Common Warrants will be exercisable upon the receipt of shareholder approval by the Company’s shareholders as required by the rules and regulations of the Nasdaq Stock Market, will have an exercise price of $1.07 per share, and expire five years from the initial exercise date. The Common Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Common Warrants. The holder of a Common Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value (as defined in the Common Warrants) of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

Subject to certain ownership limitations, each Pre-Funded Warrant is exercisable into one share of common stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). In lieu of making the cash payment otherwise contemplated to be made upon exercise of the Pre-Funded Warrant, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a cashless exercise formula set forth in the Pre-Funded Warrant. The holder of a Pre-Funded Warrant is prohibited from exercising of such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise.

The gross proceeds to the Company from the Offering and Private Placement were approximately $3.5 million, before deducting the placement agent fees and other estimated offering expenses payable by the Company, and excluding the proceeds, if any, from the cash exercise of the Common Warrants. The Company intends to use the net proceeds from the Offering and Private Placement for working capital and for general corporate purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto until April 15, 2025, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the Closing Date, subject to certain exceptions.

The Offering of the Shares and Pre-Funded Warrants was made pursuant to a shelf registration statement on Form S-3 (File No. 333-280064) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on June 7, 2024, and declared effective on July 1, 2024. The Common Warrants to be issued in the Private Placement and the shares issuable upon exercise of the Common Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

On February 25, 2025, the Company entered into a placement agency agreement with Roth Capital Partners, LLC (“Roth”) (the “Placement Agency Agreement”), pursuant to which the Company has agreed to pay Roth an aggregate fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the securities in the Offering and Private Placement. The Company also agreed to reimburse Roth for up to $50,000 in expenses.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agency Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agency Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agency Agreement are filed with this Current Report on Form 8-K only to provide investors with information regarding the terms of the transactions described herein, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agency Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrant and the Common Warrant are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

A copy of the opinion of ArentFox Schiff LLP relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 3.02.         Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Private Placement, the Common Warrants and the shares issuable upon exercise of the Common Warrants is incorporated by reference herein.

Item 8.01.         Other Events

On February 25, 2025, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Opinion of ArentFox Schiff LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement between Moleculin Biotech, Inc. and Roth Capital Partners, LLC
99.1	Press release dated February 25, 2025
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: February 26, 2025 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer